Exhibit 99.1

FINAL FORM

THIS WARRANT WAS ORIGINALLY ISSUED ON [•] 2012 AND SUCH ISSUANCE WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.  THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE SECURITIES LAWS OF THE RELEVANT STATE OR OTHER JURISDICTION OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THIS WARRANT IS NOT TRANSFERRABLE EXCEPT WITH THE PRIOR WRITTEN CONSENT OF CANADIAN SOLAR INC.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

CANADIAN SOLAR INC.

SHARE PURCHASE WARRANT

Date of Issuance: [•] 2012	Certificate No. W-[•]

FOR VALUE RECEIVED, Canadian Solar Inc., a corporation incorporated under the laws of Canada (the “Company”), hereby grants to [•] (the “Registered Holder”) the right to purchase from the Company [•] Warrant Shares (representing [    ]% of the share capital of the Company outstanding as of the date hereof) at a price per share of USD$5.00 (as adjusted from time to time in accordance herewith, the “Exercise Price”).  This Warrant is issued pursuant to the terms of the Purchase Agreement, dated as of [•] (the “Purchase Agreement”), by and among the Company, CIM/SP Funding, LLC, 2241555 Ontario Inc., David Kassie, CIM/SP Infralender, LLC, SkyPower Canada Funding LP (each such person, a member of the “Seller Group” and SkyPower Limited.  Certain capitalized terms used herein are defined in Section 3 hereof.  The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.                                           Exercise or Exchange of Warrant.

1A.                             Exercise Period.  The Registered Holder may exercise, in whole or in part (but not as to a fraction of a Warrant Share), the purchase rights represented by this Warrant (i) at any time and from time to time after the first anniversary of the Date of Issuance to and including the fifth anniversary of the Date of Issuance, being [•] 2017 (the “Exercise Period); or (ii) in connection with a Change of Control or Material Change Event that occurs at any time prior to the last day of the Exercise Period.

1B.                             Exercise or Exchange Procedure.

(i)                                     This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):

(a)                                 a completed Exercise Agreement, as described in paragraph 1C, executed by the Registered Holder;

(b)                                 this Warrant; and

(c)                                  a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”).

(ii)                                  As an alternative to the exercise of this Warrant as provided in paragraph 1B(i), the Registered Holder may exchange all or part of the purchase rights represented by this Warrant by surrendering this Warrant to the Company, together with a written notice to the Company that the Registered Holder is exchanging the Warrant (or a portion thereof) for an aggregate number of Warrant Shares specified in the notice, from which the Company shall withhold and not issue to the Registered Holder a number of Warrant Shares with an aggregate Market Price equal to the Aggregate Exercise Price of the number of Warrant Shares specified in such notice (and such withheld shares shall no longer be issuable under this Warrant).

(iii)                               Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within five Business Days after the date of the Exercise Time.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Registered Holder.

(iv)                              The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

(v)                                 Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control or a Material Change Event, the exercise of any portion of this Warrant may, at the election of the Registered Holder, be conditioned upon the consummation of such Change of Control or Material Change Event in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Change of Control or Material Change Event.

(vi)                              All Warrant Shares which are issuable hereunder shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(vii)                           Upon any exercise of this Warrant, the Company may require customary investment representations from the Registered Holder to assure that the issuance of the Warrant Share hereunder shall not require registration or qualification under the Securities Act or any state securities laws.

1C.                             Exercise Agreement.  Upon any exercise of this Warrant, the Registered Holder shall furnish to the Company an Exercise Agreement substantially in the form set forth in Exhibit I hereto, with such other representations as the Company may reasonably request.  Such Exercise Agreement shall be dated the actual date of execution thereof.

Section 2.                                           Adjustment of Exercise Price and Number of Shares.  In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

2A.                             Adjustment of Exercise Price and Number of Shares upon Issuance of Common Shares.

(i)                                     If and whenever on or after the Date of Issuance of this Warrant the Company issues or sells any Common Shares for a consideration per share less than the Exercise Price in effect immediately prior to such time to any shareholder of the Company (or any Affiliate of any such shareholder) in a transaction that is not on arms’ length terms, then immediately upon such issue or sale the Exercise Price shall be reduced to the Exercise Price determined by dividing:

(A)                               the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale times the number of Common Shares Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by

(B)                               the number of Common Shares Deemed Outstanding immediately after such issue or sale.

(ii)                                  Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(iii)                               Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of Warrant Shares obtainable upon exercise of this Warrant with respect to any Permitted Issuance.

2B.                             Subdivision or Combination of Common Shares.  If the Company at any time subdivides (by any share split, share dividend, recapitalization or otherwise) its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased.  If the Company at any time combines or consolidates (by reverse share split or otherwise) its outstanding Warrant Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

2C.                             Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Common Shares (including securities convertible into shares) is referred to herein as “Organic Change.”  Prior to the consummation of any Organic Change, the Company shall exercise reasonable efforts to make appropriate provision to ensure that the Registered Holder of the Warrant shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of the Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the Registered Holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place.

2D.                             Notices.

(i)                                     Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder.

(ii)                                  The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any pro rata subscription offer to holders of Common Shares or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)                               The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

Section 3.                                           Definitions.  The following terms have meanings set forth below:

“Affiliate” means as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario or the State of California or New York.

“Change of Control” means any transaction or series of transactions pursuant to which any Person or a group of related Persons (other than any member of the Seller Group or any of their Affiliates) in the aggregate acquires (i)  Common Shares of the Company or equity securities of the surviving entity entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors or managers with a majority of the voting power of the Company’s or the surviving entity’s board of directors or managers (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Common Shares or such surviving entity’s equity securities) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Common Share” means the common shares in the capital of the Company.

“Common Share Deemed Outstanding” means, at any given time, the number of Common Shares actually outstanding at such time, plus the number of Common Shares deemed to be outstanding pursuant to any Options or Convertible Securities regardless of whether the Options or Convertible Securities are actually exercisable at such time.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Shares.

“Material Change Event” means any liquidation, dissolution, winding up or bankruptcy of the Company.

“Market Price” means as to any Warrant Shares the average of the closing prices of such Warrant Shares on The Nasdaq Stock Market LLC, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day.

“Options” means any rights or options to subscribe for or purchase Common Shares or Convertible Securities.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or any departmental authority or other entity however designated or constituted.

“Permitted Issuance” means securities issued to directors or employees of or consultants or other service providers to the Company or any of its subsidiaries pursuant to any equity incentive plan, share option plan, employee share purchase plan, restricted share plan or other employee share plan or agreement or otherwise and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, in the case of convertible or exchangeable securities, the securities issued or issuable upon the conversion or exchange thereof, provided that such plan or agreement, and the issuance of such securities thereunder, has a bona fide business purpose.

“Securities Act” means the United States Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder.

“Warrant Shares” means Common Shares; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term “Warrant Share” shall mean, in lieu of each Common Share, the securities issuable upon exercise of the Warrant in accordance with Section 2C.

Section 4.                                           No Voting Rights.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

Section 5.                                           Warrant Non-Transferable.  This Warrant may not be transferred to any person other than a member of the Seller Group except with the prior written consent of the Company in its sole discretion (and, in any event, subject to the last sentence of this Section 5).  The Registered Holder represents and acknowledges that the Warrant and the Warrant Shares issuable upon exercise hereof (a) are not registered under the Securities Act or under any securities laws of any U.S. state or any other jurisdiction, that the issuance of the Warrant and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act and from similar exemptions under state securities laws or the laws of other jurisdictions as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by the Registered Holder to the Company that such holder (1) is acquiring the Warrant for investment for its own account, with no present intention of reselling or otherwise distributing the same, (2) is an “accredited investor” as defined in Regulation D under the Securities Act, and (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrant. Neither the Warrant nor the Warrant Shares issuable upon exercise hereof may be transferred except (A) pursuant to an effective registration statement under the Securities Act, (B) pursuant to Rule 144 under the Securities Act if the transfer is permitted by Rule 144 and the transferor delivers a certificate, in form and substance reasonably satisfactory to the Company, that such transfer complies with the requirements of Rule 144, or (C) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Company and, in the case of any transfer pursuant to clause (B) or (C), accompanied by the delivery to the Company of an opinion of counsel reasonably satisfactory to the Company stating that no registration is required under the Securities Act.

Section 6.                                           Legend.  Certificates for Warrant Shares purchased upon exercise of this Warrant may bear a legend concerning resale under applicable securities laws in a form to be determined by the Company.

Section 7.                                           Notices.  Except as otherwise expressly provided herein, all notices, demands or other communications referred to in this Warrant shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three days after it is mailed to the recipient by first class mail, return receipt requested, and shall be addressed (a) to the Company, at its principal executive offices and (b) to the Registered Holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 8.                                           Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrant may be amended only with the written consent of the Registered Holder and the Company, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder of the Warrant.

Section 9.                                           No Third Party Beneficiaries.  Nothing in this Warrant shall be construed to give to any Person other than the Company and the Registered Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and such Registered Holder.

Section 10.                                    Descriptive Headings.  The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 11.                                    Governing Law.  This Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdictions.

Section 12.                                    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 13.                                    Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer as of the Date of Issuance set forth above.

CANADIAN SOLAR INC.

By:
Name:
Title:

Signature Page to Warrant Certificate No. W-[•]

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-        ), hereby agrees to subscribe for the purchase of              Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

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